Exhibit 99.1

MITEK SYSTEMS REPORTS FIRST QUARTER FISCALYEAR 2012 RESULTS

Highlights

•	First quarter 2012 revenue increased 151% over the first quarter of 2011

•	First quarter 2012 gross margin was 91%

•	Signed 250 financial institutions cumulative through December 31, 2011

•	56 customers launched Mitek Mobile Deposit® cumulative through December 31, 2011

•	Announced Mobile Deposit 3.0 during the first quarter of 2012

SAN DIEGO – February 7, 2012 — Mitek Systems, Inc. (NASDAQ: MITK; www.miteksystems.com), a leading mobile imaging software solutions provider, today announced financial results for the first quarter of fiscal 2012, which ended December 31, 2011.

Total revenue for the first quarter of 2012 was $3.5 million, an increase of 151% over total revenue of $1.4 million for the first quarter of 2011. The growth in total revenue was primarily driven by increased sales of licenses for the Company’s patented imaging software products. Total operating expenses for the first quarter of 2012 were $3.5 million compared to $1.8 million for the first quarter of 2011.

GAAP net income for the first quarter of 2012 was $26,000 compared to a net loss of $801,000, or $0.04 per diluted share, in the first quarter of 2011. The net loss in the first quarter of 2011 included $438,000 of non-cash interest and amortization expense related to convertible debt which was converted into common stock and $234,000 of stock-based compensation expense.

Non-GAAP net income, which excludes charges related to convertible debt and stock-based compensation, was $453,000, or $0.02 per diluted share, for the first quarter of 2012 compared to a net loss of $129,000, or $0.01 per diluted share, in the first quarter of 2011. Please see page 7 of this news release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited).

Mitek Systems Reports First Quarter Fiscal 2012 Financial Results

“We’re pleased with our solid financial performance during the first quarter of fiscal 2012 as our tier-one customer base continues to grow and currently includes eight of the top ten banks,” said President and CEO James B. DeBello. “We’re also excited that commercial Mobile Deposit launches are well underway and 56 customers have now launched Mobile Deposit. Importantly, we’re beginning to see Fortune 500 companies like Progressive announce their Image Capture technology, which is powered by Mitek. We believe this market momentum, along with the new products we expect to launch this year, will position Mitek for long-term success.”

The Company ended the first quarter of fiscal 2012 with cash, cash equivalents and investments of $17.5 million, compared to $16.3 million at the end of fiscal 2011.

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. EST to discuss the Company’s first quarter 2012 financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the United States and Canada can access the call by dialing 1-866-202-4367, using conference code 14027232.

•	International parties can access the call by dialing 1-617-213-8845, using conference code 14027232.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible at: http://www.media-server.com/m/p/99inv99m and will be archived on the “Investor Relations” section of the Company’s website at www.miteksystems.com for a period of 30 days. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter conference code 78354785. International parties should call 1-617-801-6888 and enter conference code 78354785.

Mitek Systems Reports First Quarter Fiscal 2012 Financial Results

About Mitek Systems

Headquartered in San Diego, CA., Mitek Systems (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their smartphone or tablet cameras instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to have to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek Systems, please visit www.miteksystems.com.

Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities beyond financial services are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not be able to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products or the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year September 30, 2011 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and earnings per share. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under generally accepted accounting principles (GAAP). Management believes these non-GAAP financial measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance

Mitek Systems Reports First Quarter Fiscal 2012 Financial Results

from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, identifying trends in the Company’s underlying business and perform related trend analysis, and a better understanding how management plans and measures the Company’s underlying business.

These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

© 2012 Mitek Systems. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

# # #

Contact:

Julie Cunningham

858.309.1780

ir@miteksystems.com

Mitek Systems Reports First Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC

CONDENSED BALANCE SHEETS

	December 31, 2011 (Unaudited)	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$6,711,466	$5,655,716
Short-term investments	10,829,067	10,187,638
Accounts receivable, net	3,065,453	2,956,295
Other current assets	295,719	317,382

Total current assets	20,901,705	19,117,031
Long-term investments	—	417,230
Property and equipment, net	309,503	196,519
Other non-current assets	88,698	120,903

Total assets	$21,299,906	$19,851,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$542,222	$358,907
Accrued payroll and related taxes	644,878	496,009
Deferred revenue	1,232,694	873,230
Other current liabilities	35,990	45,185

Total current liabilities	2,455,784	1,773,331
Other non-current liabilities	94,798	23,061

Total liabilities	2,550,582	1,796,392

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized,none issued and outstanding	—	—
Common stock, $0.001 par value, 40,000,000 shares authorized, 24,542,255 and 24,144,366 issued and outstanding, respectively	24,542	24,144
Additional paid-in capital	34,322,826	33,660,397
Accumulated other comprehensive income	(4,924)	(9,855)
Accumulated deficit	(15,593,120)	(15,619,395)

Total stockholders’ equity	18,749,324	18,055,291

Total liabilities and stockholders’ equity	$21,299,906	$19,851,683

Mitek Systems Reports First Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended December 31,
	2011	2010
Revenue
Software	$2,892,026	$940,688
Maintenance and professional services	627,458	462,874

Total revenue	3,519,484	1,403,562

Operating costs and expenses
Cost of revenue-software	147,660	92,390
Cost of revenue-maintenance and professional services	154,609	115,309
Selling and marketing	850,928	399,312
Research and development	1,179,106	589,337
General and administrative	1,163,228	623,244

Total operating costs and expenses	3,495,531	1,819,592

Operating income (loss)	23,953	(416,030)
Other income (expense), net
Interest and other expense, net	(67,065)	(384,247)
Interest income	74,024	1,242

Total other income (expense), net	6,959	(383,005)

Income (loss) before income taxes	30,912	(799,035)
Provision for income taxes	(4,637)	(1,692)

Net income (loss)	$26,275	$(800,727)

Net income (loss) per share - basic	$0.00	$(0.04)

Net income (loss) per share - diluted	$0.00	$(0.04)

Shares used in calculating basic net income (loss) per share	24,390,215	18,845,990

Shares used in calculating diluted net income (loss) per share	27,817,545	18,845,990

Mitek Systems Reports First Quarter Fiscal 2012 Financial Results

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME RECONCILIATION

(unaudited)

	For the three months ended
	December 31, 2011	December 31, 2010
Income (loss) before income taxes	$30,912	$(799,035)
Add back:
Stock compensation expense	501,697	234,043
Non-cash interest expense on convertible debt	—	384,124
Amortization of capitalized debt issuance costs	—	53,945

Non-GAAP income (loss) before income taxes	532,609	(126,923)
Non-GAAP provision for income taxes	(79,891)	(1,692)

Non-GAAP net income (loss)	$452,718	$(128,615)

Non-GAAP net income (loss) per share - diluted	$0.02	$(0.01)

Shares used in computing diluted Non-GAAP net income (loss) per share	27,817,545	18,845,990